                                                                Exhibit 99.1


[ANHEUSER BUSCH logo]                                            NEWS




For more information, contact:
Carlos Ramirez, (314) 577-9629



FOR IMMEDIATE RELEASE
---------------------


                         ANHEUSER-BUSCH COS. REPORTS
         SECOND QUARTER AND FIRST SIX MONTHS 2005 FINANCIAL RESULTS
         ----------------------------------------------------------

         ST. LOUIS, July 27, 2005 - Anheuser-Busch Cos. Inc. today reported that consolidated net sales increased 0.2 percent in the second quarter of 2005, while diluted earnings per share (excluding two one-time income tax gains) decreased 8.4 percent (1)/. For the first six months, net sales increased 1.3 percent and earnings per share (excluding one-time gains in both 2005 and 2004) declined 6.7 percent (1)/.

         "Anheuser-Busch had a challenging first six months in its domestic beer business," said Patrick Stokes, president and chief executive officer of the company. "Both the company and the domestic beer industry experienced volume declines and higher cost pressures. Anheuser-Busch has implemented a number of initiatives to enhance beer volume and market share growth, including introduction of new products and packaging, increased investments in domestic marketing, stepped-up on-premise sales activities and tactical price promotions and we are encouraged by our sales improvement in June. During the second quarter, wholesaler inventories were reduced significantly and are now below last year. Although we are confident the company will restore its sales momentum and return to solid earnings growth in the future, we are currently forecasting 2005 earnings per share to be below 2004 results (2)/, excluding the one-time gains."

                                  - more -

Second Quarter Earnings
Anheuser-Busch
Add One


BEER SALES RESULTS
------------------

         The company's reported beer volume for the second quarter and first six months of 2005 is summarized in the following table:

--------------------------------------------------------------------------------------------------------------------
                       Reported Beer Volume (millions of barrels) for Periods Ended June 30
 ------------------------------------------------------------------------------------------------------------------
                                                  Second Quarter                         First Six Months
                                      ---------------------------------------   ------------------------------------
                                                          Versus 2004                             Versus 2004
                                                   --------------------------              -------------------------
                                       2005         Barrels            %         2005       Barrels           %
                                      ------       ---------      -----------   ------     ---------     -----------
Domestic                               26.3         Dn 1.0           Dn 3.7%     50.8       Dn 1.7          Dn 3.2%

International                           4.9         Up 2.6         Up 115.6%      9.3       Up 5.1        Up 122.5%
                                      ------       ---------      -----------   ------     ---------     -----------

    Worldwide A-B Brands               31.2         Up 1.6           Up 5.4%     60.1       Up 3.4          Up 6.0%

Int'l Equity Partner Brands             6.8         Up 1.6          Up 31.1%     11.1       Up 1.5         Up 16.1%
                                      ------       ---------      -----------   ------     ---------     -----------

    Total Brands                       38.0         Up 3.2           Up 9.2%     71.2       Up 4.9          Up 7.5%
                                      ======       =========      ===========   ======     =========     ===========

--------------------------------------------------------------------------------------------------------------------


         During the second quarter of 2005, domestic beer sales-to-wholesalers decreased 3.7 percent compared with the second quarter 2004, and wholesaler sales-to-retailers declined 0.2 percent. Wholesaler inventories were reduced significantly during the quarter, from approximately 1.5 days higher than last year at the beginning of the quarter to over one day lower than 2004 at the end of the quarter. During the first six months of 2005, domestic beer sales-to-wholesalers declined 3.2 percent, while wholesaler sales-to-retailers declined 0.4 percent (on a comparable selling day adjusted basis). Wholesaler sales-to-retailer trends improved significantly in June. Bud family sales-to-retailers increased in the second quarter 2005 and first six months driven by the growth of Bud Light and the national introduction in late February of Budweiser Select.

         The company's estimated domestic market share (excluding exports) for the first six months of 2005 was 48.8 percent, compared to 2004 market share of 49.8 percent. Domestic market share is based on estimated U.S. beer industry shipment volume using information provided by the Beer Institute and the U.S. Department of Commerce. Anheuser-Busch's market share performance based on shipments was primarily due to the company's wholesaler inventory reduction. At the

Second Quarter Earnings
Anheuser-Busch
Add Two



consumer level, Anheuser-Busch gained share in supermarkets and convenience stores combined for the first six months of 2005 vs. 2004, according to IRI data.

         International volume, consisting of Anheuser-Busch brands produced overseas by company-owned breweries and under license and contract brewing agreements, plus exports from the company's U.S. breweries to markets around the world, increased 116 percent for the second quarter and 123 percent for the first six months of 2005. These increases for the second quarter and year-to-date 2005 include 2.5 million and 5.1 million barrels, respectively, from the Harbin Brewery, which the company acquired and began consolidating in the third quarter 2004. Excluding Harbin shipments, international beer volume increased 3.5 percent and 1.2 percent, respectively, primarily due to increased volume in Canada, partially offset by lower sales volume in Ireland and the United Kingdom for both the second quarter and first six months of 2005 and lower Budweiser sales volume in China year-to-date. Budweiser volume in China was up 2 percent for the second quarter 2005.

         Worldwide Anheuser-Busch brands volume, comprised of domestic volume and international volume, increased 5.4 percent and 6.0 percent, respectively, for the second quarter and first six months of 2005 to 31.2 million and 60.1 million barrels versus 2004.

         Total brands volume, which combines worldwide Anheuser-Busch brand volume with international equity partner volume (representing the company's share of its foreign equity partners' volume on a one-month lag basis) was
38.0 million barrels in the second quarter 2005, up 3.2 million barrels, or
9.2 percent over second quarter 2004. Total brands volume was up 7.5 percent, to 71.2 million barrels for the first six months of 2005.

Second Quarter Earnings
Anheuser-Busch
Add Three



         International equity partner brands volume grew 31.1 percent and
16.1 percent, respectively, for the second quarter and first six months of 2005 due to Modelo volume growth and the addition of Tsingtao equity volume beginning in May 2005, partially offset by the loss of volume from the sale of the company's equity investment in Compania Cervecerias Unidas S.A. (CCU) in the fourth quarter 2004.

         Consistent with the company's stated priorities to restore volume and market share momentum in 2005, the company plans to defer additional price increases throughout most of the nation until early 2006. A single phase price increase is being planned for early 2006. As always, future revenue enhancement initiatives will be tailored to specific markets, brands and packages.

         The company also announced that the Board of Directors has elected to increase the common dividend rate 10.2 percent, to 27 cents from 24 1/2 cents per share. This increase reflects Anheuser-Busch's substantial cash flow and management's confidence regarding the company's long-term prospects.

SECOND QUARTER 2005 FINANCIAL RESULTS
-------------------------------------

         Key operating results for the second quarter 2005 vs. 2004 are summarized below:

----------------------------------------------------------------------------------------------------------------------
                                                                         ($ in millions, except per share)
                                                        --------------------------------------------------------------
                                                           Second Quarter                         2005 vs. 2004
                                                        --------------------               ---------------------------
                                                          2005         2004                    $                %
                                                        --------     -------               ---------        ----------
Gross Sales                                              $4,597       $4,597                     --                --

Net Sales                                                $4,018       $4,010                  Up $8           Up 0.2%

Income Before Income Taxes                                 $736        $927                 Dn $191          Dn 20.6%

Equity Income                                              $137        $106                  Up $31          Up 29.0%

Net Income                                                 $607        $674                  Dn $67           Dn 9.9%

Diluted Earnings per Share                                 $.78        $.83                 Dn $.05           Dn 6.0%
----------------------------------------------------------------------------------------------------------------------

     A discussion of financial highlights for the second quarter 2005 follows:

Second Quarter Earnings
Anheuser-Busch
Add Four



o Net sales increased 0.2 percent vs. the second quarter 2004, driven primarily by a 26 percent increase in international beer segment net sales due to the Harbin acquisition, a 9 percent increase in sales from the commodity-based packaging segment and a 3 percent revenue increase from entertainment operations.

     Domestic beer segment sales declined 3.6 percent on lower beer sales volume partially offset by an increase in revenue per barrel. Domestic revenue per barrel (3)/ grew 0.2 percent in the second quarter 2005 vs. the second quarter 2004.

o Income before income taxes decreased 21 percent vs. the second quarter 2004, reflecting lower profits in domestic beer, higher interest expense and lower profits for the international beer, entertainment and packaging segments.

     International beer pretax income decreased $5 million primarily due to lower profits in the United Kingdom and the adoption of equity accounting for the company's investment in Tsingtao. Earnings in the United Kingdom were down due to lower sales volume. During the second quarter 2005, concurrent with its increased equity stake in Tsingtao from 9.9 percent to 27 percent, the company adopted equity accounting. Upon adoption of equity accounting the company began reporting its share of Tsingtao earnings in the equity income line, below pretax earnings. Prior to the increased stake, the company accounted for its investment on the cost basis and reported its Tsingtao dividend (declared in the second quarter) within pretax income. This change resulted in a decrease in International beer pretax income vs. second quarter 2004, offset by higher equity income.

Second Quarter Earnings
Anheuser-Busch
Add Five



     Packaging segment pretax profits were down $8 million primarily due to higher materials costs for glass and can manufacturing operations.

     Entertainment segment pretax results declined $4 million due to the impact of the Easter holiday falling in the first quarter of 2005 versus the second quarter in 2004, plus higher park operating expenses partially offset by increased admissions pricing and in-park spending.

o Equity income increased $31 million in the second quarter 2005 vs. 2004, reflecting the benefit of Grupo Modelo volume growth, a lower Mexican income tax rate and the inclusion of Tsingtao earnings since May.

o Net income decreased 9.9 percent compared to second quarter 2004, while reported diluted earnings per share declined 6.0 percent, to $.78. The effective income tax rate declined 260 basis points, to 36.2 percent in the second quarter 2005 primarily due to a $6.8 million favorable settlement with respect to Chilean taxes associated with the fourth quarter 2004 sale of the company's equity stake in CCU and a $7.2 million reduction of deferred income taxes resulting from state income tax reform legislation enacted in Ohio, plus ongoing benefits received under the American Jobs Creation Act. Excluding the one-time CCU tax settlement and the Ohio deferred income tax benefit, the effective tax rate would have been 38.1 percent and net income and diluted earnings per share would have decreased 11.9 percent and 8.4 percent, respectively, for the second quarter (1)/.

Second Quarter Earnings
Anheuser-Busch
Add Six



FIRST SIX MONTHS OF 2005 FINANCIAL RESULTS
------------------------------------------

         Key operating results for the first six months of 2005 vs. 2004 are summarized below:

----------------------------------------------------------------------------------------------------------------------
                                                                        ($ in millions, except per share)
                                                        --------------------------------------------------------------
                                                           First Six Months                       2005 vs. 2004
                                                        ---------------------              ---------------------------
                                                          2005         2004                    $                 %
                                                        --------     --------              ---------        ----------
Gross Sales                                              $8,682       $8,600                 Up $82           Up 1.0%

Net Sales                                                $7,582       $7,487                 Up $95           Up 1.3%

Income Before Income Taxes                               $1,380       $1,681                Dn $301          Dn 17.9%

Equity Income                                              $243        $195                  Up $48          Up 24.5%

Net Income                                               $1,120       $1,223                Dn $103           Dn 8.5%

Diluted Earnings per Share                                $1.43       $1.50                 Dn $.07           Dn 4.7%
----------------------------------------------------------------------------------------------------------------------

     A discussion of financial highlights for the first six months of 2005 follows:

o Net sales increased 1.3 percent vs. the first six months of 2004, driven primarily by a 28 percent increase in international beer segment net sales due to the Harbin acquisition, an 11.5 percent increase in commodity-based sales from packaging operations and 6 percent higher entertainment segment sales.

     Domestic beer segment sales decreased 2.5 percent primarily due to lower beer sales volume partially offset by higher revenue per barrel. Domestic revenue per barrel grew 0.9 percent in the first six months of 2005 vs. the first six months of 2004.

o Income before income taxes decreased 18 percent vs. the first six months of 2004, primarily reflecting lower profits in domestic beer, higher interest expense and reduced earnings for the international beer and packaging segments.

Second Quarter Earnings
Anheuser-Busch
Add Seven



     Income before income taxes for the first six months of 2005 includes a $15.4 million pretax gain ($.024 per share) from the sale of the company's 13 percent equity interest in the Port Aventura theme park in Spain. Other income for the first six months of 2004 includes a one-time pretax gain of $19.5 million ($.015 per share) from the sale of commodity hedges. The theme park and hedge sale gains are both included in other income for consolidated reporting and classified as corporate items for business segment reporting purposes.

     International beer pretax income was down $6 million for the first six months primarily due to lower volume and profits in the United Kingdom and for Budweiser operations in China, partially offset by the Harbin acquisition.

     Packaging segment pretax profits were down $9 million during the first half of 2005 primarily due to higher materials costs for can and glass manufacturing operations.

     Entertainment segment pretax results improved $1 million year-to-date due to increased attendance, admissions pricing and in-park spending, partially offset by higher park operating expenses.

o Equity income increased $48 million in the first six months of 2005 vs. 2004, primarily reflecting the benefit of Grupo Modelo volume growth and a lower Mexican income tax rate plus the impact of reporting Tsingtao equity income, partially offset by the reduction in equity income due to the sale of the company's equity investment in CCU in the fourth quarter 2004.

Second Quarter Earnings
Anheuser-Busch
Add Eight



o Net income decreased 8.5 percent compared to the first six months of 2004. Reported diluted earnings per share were $1.43, a decrease of 4.7 percent, compared to the first six months of 2004. Earnings per share benefited from the company's repurchase of nearly 12 million shares during the first six months of 2005. The effective income tax rate of
     36.5 percent for the first six months was favorably impacted by the CCU income tax settlement, the Ohio deferred income tax benefit and the first quarter sale of the Spanish theme park investment.

     Excluding the CCU settlement, the Ohio deferred income tax benefit and the gain on the sale of the Spanish theme park investment in 2005, and the gain on commodity hedges in 2004, net income and diluted earnings per share would have decreased by 10.3 percent and 6.7 percent, respectively, for the first six months of 2005 (1)/.

Other Matters
-------------

         Anheuser-Busch will conduct a conference call with investors to discuss results for the second quarter and first six months at 3 p.m. CDT today. The company will broadcast the conference call live via the Internet. For details visit the company's site on the Internet at www.anheuser-busch.com.


                                    # # #

Second Quarter Earnings
Anheuser-Busch
Add Nine



Notes
-----

1.     Reconciliation of Second Quarter and First Six Months Comparative
       -----------------------------------------------------------------
       Earnings Per Share
       ------------------

                                                          Income
                                                          Before           Provision
                                                          Income           for Income           Net            Earnings
                       SECOND QUARTER                      Taxes             Taxes             Income          Per Share
                       --------------                  --------------    ---------------    -------------    --------------
       2005
       ----
       Reported                                            $736.0             $(266.2)           $607.0          $.78

       Favorable Chile Income Tax Settlement
         on CCU Sale                                         --                  (6.8)             (6.8)         (.009)

       Deferred Income Tax Benefit from
         Favorable Ohio Tax Legislation                      --                  (7.2)             (7.2)         (.009)
                                                       --------------    ---------------    -------------    --------------
       Excluding One-Time Gains                            $736.0             $(280.2)           $593.0          $.76
                                                       ==============    ===============    =============    ==============

       2004
       ----

       Reported                                            $927.2             $(360.0)           $673.5          $.83
                                                       ==============    ===============    =============    ==============

       2005 vs. 2004
       -------------

       Reported                                                                                -9.9%             -6.0%
                                                                                            =============    ==============
       Excluding One-Time Gains                                                                -11.9%            -8.4%
                                                                                            =============    ==============

---------------------------------------------------------------------------------------------------------------------------

                       SIX MONTHS
                       ----------

    2005
    ----
    Reported                                             $1,380.3            $(503.6)        $1,119.8             $1.43

    Gain on Sale of Spanish Theme Park                      (15.4)              (3.5)           (18.9)             (.024)

    Favorable Chile Income Tax Settlement
      on CCU Sale                                            --                 (6.8)            (6.8)             (.009)

    Deferred Income Tax Benefit from
      Favorable Ohio Tax Legislation                         --                 (7.2)            (7.2)             (.009)
                                                      --------------    --------------    --------------    --------------
    Excluding One-Time Gains                             $1,364.9            $(521.1)        $1,086.9             $1.386
                                                      ==============    ==============    ==============    ==============

    2004
    ----

    Reported                                             $1,680.8            $(652.6)        $1,223.4             $1.50

    Commodity Hedge Gain                                    (19.5)               7.4            (12.1)             (.015)
                                                      --------------    --------------    --------------    --------------
    Excluding One-Time Gain                              $1,661.3            $(645.2)        $1,211.3             $1.485
                                                      ==============    ==============    ==============    ==============

    2005 vs. 2004
    -------------

    Reported                                                                                  -8.5%             -4.7%
                                                                                          ==============    ==============
    Excluding One-Time Gains                                                                 -10.3%             -6.7%
                                                                                          ==============    ==============

Second Quarter Earnings
Anheuser-Busch
Add Ten



2.     Reconciliation of Projected Full Year 2005 Earnings Per Share Change
       --------------------------------------------------------------------

                                                                Earnings Per Share
                                                       -------------------------------------
                                                             2005                  2004                Decrease
                                                       ------------------       ------------       -----------------
       Projected / Reported                              $2.61 - $2.69             $2.77

       Gain on Sale of Spanish Theme Park                   (.024)                  --

       Favorable Chile Income Tax Settlement
         on CCU Sale                                        (.009)                  --

       Deferred Income Tax Benefit from
         Favorable Ohio Tax Legislation                     (.009)                  --

       Commodity Hedge Gain                                   --                  (.015)

       Gain on Sale of CCU                                    --                  (.018)

       Deferred Income Tax Benefit From
         Mexican Income Tax Rate Reduction                    --                  (.012)
                                                       ------------------       ------------

       Excluding One-Time Items                          $2.57 - $2.65             $2.73              -6% to -3%
                                                       ==================       ============       =================


3. Domestic revenue per barrel is calculated as net sales generated by the company's domestic beer operations on barrels of beer sold, determined on a U.S. GAAP basis, divided by the volume of beer shipped from the company's breweries to U.S. wholesalers.

Second Quarter Earnings
Anheuser-Busch
Add Eleven



         This release contains forward-looking statements regarding the company's expectations concerning its future operations, earnings and prospects. On the date the forward-looking statements are made, the statements represent the company's expectations, but the company's expectations concerning its future operations, earnings and prospects may change. The company's expectations involve risks and uncertainties (both favorable and unfavorable) and are based on many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company's expectations and the forward-looking statements will be correct. Important factors that could cause actual results to differ (favorably or unfavorably) from the expectations stated in this release include, among others, changes in the pricing environment for the company's products; changes in U.S. demand for malt beverage products, including changes in U.S. demand for other alcohol beverages; changes in consumer preference for the company's malt beverage products; changes in the cost of marketing the company's malt beverage products; regulatory or legislative changes, including changes in beer excise taxes at either the federal or state level and changes in income taxes; changes in the litigation to which the company is a party; changes in raw materials prices; changes in packaging materials costs; changes in interest rates; changes in foreign currency exchange rates; unusual weather conditions that could impact beer consumption in the U.S.; changes in attendance and consumer spending patterns for the company's theme park operations; changes in demand for aluminum beverage containers; changes in the company's international beer business or in the beer business of the company's international equity partners; changes in the economies of the countries in which the company's international beer business or its international equity partners operate; changes in the company's credit rating resulting from future acquisitions or divestitures; and the effect of stock market conditions on the company's share repurchase program. Anheuser-Busch disclaims any obligation to update or revise any of these forward-looking statements.

                                     ---------------------------------------------------
                                                ANHEUSER-BUSCH COMPANIES, INC.
                                           CONSOLIDATED INCOME STATEMENT (UNAUDITED)
                                                (IN MILLIONS, EXCEPT PER SHARE)
                                     ---------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                                  Second Quarter                       Six Months
                                                                  Ended June 30,                     Ended June 30,
                                                          --------------------------------------------------------------------

                                                                 2005             2004            2005              2004
                                                          --------------------------------------------------------------------
Gross Sales                                                    $4,597.3        $4,597.2          $8,682.4         $8,600.2

     Excise Taxes                                                (579.2)         (587.2)         (1,100.6)        (1,113.2)
                                                          --------------------------------------------------------------------

Net Sales                                                       4,018.1         4,010.0          7,581.8           7,487.0

     Cost of Sales                                             (2,476.0)       (2,331.2)        (4,703.2)         (4,404.5)

     Marketing, Distribution and
       Administrative Expenses                                   (697.1)         (654.3)        (1,301.2)         (1,236.6)
                                                          --------------------------------------------------------------------

Operating Income                                                  845.0         1,024.5          1,577.4           1,845.9

     Interest Expense                                            (115.9)         (105.9)          (230.7)           (207.6)

     Interest Capitalized                                           5.5             5.8             10.7              11.0

     Interest Income                                                0.2             0.4              2.2               1.5

     Other Income, Net                                              1.2             2.4             20.7              30.0
                                                          --------------------------------------------------------------------

Income Before Income Taxes                                        736.0           927.2          1,380.3           1,680.8

     Provision for Income Taxes                                  (266.2)         (360.0)          (503.6)           (652.6)

Equity Income, Net of Tax                                         137.2           106.3            243.1             195.2
                                                          --------------------------------------------------------------------

Net Income                                                       $607.0          $673.5         $1,119.8          $1,223.4
                                                          ====================================================================

Basic Earnings Per Share                                            $.78           $.84            $1.44             $1.52
                                                          ====================================================================

Diluted Earnings Per Share                                          $.78           $.83            $1.43             $1.50
                                                          ====================================================================

------------------------------------------------------------------------------------------------------------------------------


Capital Expenditures                                             $288.1           $242.7          $565.4            $441.7
                                                          ====================================================================

Depreciation and Amortization                                    $244.2           $233.1          $481.0            $457.1
                                                          ====================================================================

Weighted Average Shares:

     Basic                                                        777.1            800.9           778.2             805.7
                                                          ====================================================================

     Diluted                                                      782.4            810.6           784.4             815.8
----------------------------------------------------------====================================================================

                                     ---------------------------------------------------
                                                ANHEUSER-BUSCH COMPANIES, INC.
                                                       BUSINESS SEGMENTS
                                                 SECOND QUARTER ENDED JUNE 30
                                                         (IN MILLIONS)
                                     ---------------------------------------------------


                         ---------------------------------------------------------------------------------------------
                                                                                               Corporate
                           Domestic Beer      Int'l Beer       Packaging       Entertain.      &  Elims.      Consol.
----------------------------------------------------------------------------------------------------------------------
2005

Gross Sales                   $3,432.1           296.8            648.9          320.9          (101.4)      $4,597.3

Net Sales:

- Intersegment                    $0.7              --            227.5             --          (228.2)           $--
- External                    $2,912.7           236.3            421.4          320.9           126.8       $4,018.1

Income Before
  Income Taxes                  $773.3            26.0             44.5           78.0          (185.8)        $736.0

Equity Income                       --          $137.2               --             --              --         $137.2

Net Income                      $479.5           153.3             27.6           48.4          (101.8)        $607.0
----------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
2004

Gross Sales                   $3,558.2           237.5            625.8          312.5          (136.8)      $4,597.2

Net Sales:

- Intersegment                    $0.7              --            237.9             --          (238.6)          $ --
- External                    $3,020.6           187.5            387.9          312.5           101.5       $4,010.0

Income Before
  Income Taxes                  $951.6            31.1             52.5           81.8          (189.8)        $927.2

Equity Income                       --          $106.3               --             --              --         $106.3

Net Income                      $589.9           125.6             32.6           50.7          (125.3)        $673.5
----------------------------------------------------------------------------------------------------------------------


Note: In the first quarter 2005, the company began including its transportation business in the Domestic Beer segment and its real estate business within Corporate. These groups previously comprised the Other segment. Segment results for 2004 have been updated to conform to the 2005 reporting convention.

                                     ---------------------------------------------------
                                                ANHEUSER-BUSCH COMPANIES, INC.
                                                       BUSINESS SEGMENTS
                                                   SIX MONTHS ENDED JUNE 30
                                                         (IN MILLIONS)
                                     ---------------------------------------------------


                         ---------------------------------------------------------------------------------------------
                                                                                               Corporate
                           Domestic Beer      Int'l Beer       Packaging       Entertain.      &  Elims.      Consol.
----------------------------------------------------------------------------------------------------------------------
2005

Gross Sales                   $6,645.8           545.1          1,215.4          496.0          (219.9)      $8,682.4

Net Sales:

- Intersegment                    $1.4              --            436.1             --          (437.5)           $--
- External                    $5,647.1           441.8            779.3          496.0           217.6       $7,581.8

Income Before
  Income Taxes                $1,554.6            47.8             80.1           71.6          (373.8)      $1,380.3

Equity Income                       --          $243.1               --             --              --         $243.1

Net Income                      $963.9           272.7             49.7           44.4          (210.9)      $1,119.8
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
2004

Gross Sales                   $6,821.1           430.6          1,147.2          466.6          (265.3)      $8,600.2

Net Sales:

- Intersegment                    $1.4              --            448.0             --          (449.4)          $ --
- External                    $5,790.8           346.3            699.2          466.6           184.1       $7,487.0

Income Before
  Income Taxes                $1,814.2            54.0             89.3           70.8          (347.5)      $1,680.8

Equity Income                       --          $195.2               --             --              --         $195.2

Net Income                    $1,124.8           228.7             55.4           43.9          (229.4)      $1,223.4
----------------------------------------------------------------------------------------------------------------------

Note: In the first quarter 2005, the company began including its transportation business in the Domestic Beer segment and its real estate business within Corporate. These groups previously comprised the Other segment. Segment results for 2004 have been updated to conform to the 2005 reporting convention.

                               ---------------------------------------------------
                                          ANHEUSER-BUSCH COMPANIES, INC.
                                      CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                                  (IN MILLIONS)
                               ---------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                  June 30,                  December 31,
                                                                    2005                        2004
                                                             -------------------       -----------------------
Assets

Current Assets:

     Cash                                                            $137.1                    $228.1

     Accounts receivable                                              963.9                     696.1

     Inventories:

      Raw materials and supplies                                      378.1                     405.0

      Work in progress                                                103.1                      80.0

      Finished goods                                                  229.3                     205.3

        Total inventories                                             710.5                     690.3

     Other current assets                                             230.5                     203.9
                                                             -------------------       -----------------------
     Total current assets                                           2,042.0                   1,818.4

Investments in affiliated companies                                 3,060.7                   3,150.2

Plant and equipment, net                                            8,986.5                   8,847.4

Intangible assets, including goodwill of $996.6
   and $984.1                                                       1,201.3                   1,191.9

Other assets                                                        1,098.9                   1,165.5
                                                             -------------------       -----------------------
        Total Assets                                              $16,389.4                 $16,173.4
                                                             ===================       =======================

Liabilities and Shareholders Equity

Current Liabilities:

     Accounts payable                                              $1,155.4                  $1,194.8

     Accrued salaries, wages and benefits                             267.9                     291.4

     Accrued taxes                                                    235.8                     152.9

     Accrued interest                                                 128.6                     125.2

     Other current liabilities                                        254.9                     204.7
                                                             -------------------       -----------------------
     Total current liabilities                                      2,042.6                   1,969.0
                                                             -------------------       -----------------------
Postretirement benefits                                               443.7                     454.2
                                                             -------------------       -----------------------
Debt                                                                8,275.3                   8,278.6
                                                             -------------------       -----------------------
Deferred income taxes                                               1,617.4                   1,727.2
                                                             -------------------       -----------------------
Other long-term liabilities                                         1,077.0                   1,076.3
                                                             -------------------       -----------------------
Shareholders Equity:

     Common stock                                                   1,466.7                   1,463.0

     Capital in excess of par value                                 1,543.6                   1,425.3

     Retained earnings                                             16,145.7                  15,407.2

     Treasury stock, at cost                                      (15,214.0)                (14,638.5)

     Accumulated non-owner changes in equity                       (1,008.6)                   (988.9)
                                                             -------------------       -----------------------
     Total Shareholders Equity                                      2,933.4                   2,668.1
                                                             -------------------       -----------------------
Commitments and contingencies                                          --                        --
                                                             -------------------       -----------------------
        Total Liabilities and Shareholders Equity                 $16,389.4                 $16,173.4
                                                             ===================       =======================


-----------------------------------------------------------------------------------------------------------------

                              -----------------------------------------------------
                                          ANHEUSER-BUSCH COMPANIES, INC.
                                 CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                                  (IN MILLIONS)
                              -----------------------------------------------------


  ---------------------------------------------------------------------------------------------------------------

                                                                               Six Months Ended June 30,
                                                                     -----------------------------------------
                                                                              2005                  2004
                                                                     ------------------    -------------------
  Cash flow from operating activities:
       Net Income                                                         $1,119.8               $1,223.4
       Adjustments to reconcile net income to cash provided
       by operating activities:
           Depreciation and amortization                                     481.0                  457.1
           (Decrease)/Increase in deferred income taxes                      (55.0)                  33.3
           Undistributed earnings of affiliated companies                    (39.5)                 (16.2)
           Gain on sale of business                                          (15.4)                  ---
           Other, net                                                        102.9                   93.8
                                                                     ------------------    -------------------
       Operating cash flow before changes in working capital               1,593.8                1,791.4
           Increase in working capital                                      (244.7)                (235.2)
                                                                     ------------------    -------------------
       Cash provided by operating activities                               1,349.1                1,556.2
                                                                     ------------------    -------------------


  Cash flow from investing activities:
       Capital expenditures                                                 (565.4)                (441.7)
       Proceeds from sale of business                                         48.3                   ---
       Acquisitions                                                            --                  (441.3)
                                                                     ------------------    -------------------
       Cash used for investing activities                                   (517.1)                (883.0)
                                                                     ------------------    -------------------


  Cash flow from financing activities:
       Increase in long-term debt                                              3.7                  963.5
       Decrease in long-term debt                                            (57.9)                (502.9)
       Dividends paid to shareholders                                       (381.3)                (354.3)
       Acquisition of treasury stock                                        (575.5)                (792.2)
       Issuance of shares under stock plans                                   88.0                   82.6
                                                                     ------------------    -------------------
       Cash used for financing activities                                   (923.0)                (603.3)
                                                                     ------------------    -------------------

  Net (decrease) / increase in cash during the period                        (91.0)                  69.9

  Cash, beginning of period                                                  228.1                  191.1
                                                                     ------------------    -------------------

  Cash, end of period                                                       $137.1                 $261.0
                                                                     ==================    ===================

  ---------------------------------------------------------------------------------------------------------------